Exhibit 3.2
FORM No. 2
BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)
MEMORANDUM OF ASSOCIATION
OF
ASPEN INSURANCE HOLDINGS LIMITED

(hereinafter referred to as the "Company")
1.The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.
2.We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Edwin C. Jackson Cedar House, 41 Cedar Avenue Hamilton HM 12, Bermuda	No	Canadian	1

Ruby L. Rawlins Cedar House, 41 Cedar Avenue Hamilton HM 12, Bermuda	Yes	British	1

Marcia Gilbert Cedar House, 41 Cedar Avenue Hamilton HM 12, Bermuda	No	Trinidadian	1

Antoinette Simmons Cedar House, 41 Cedar Avenue Hamilton HM 12, Bermuda	Yes	British	1

do respectively hereby agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.
3.The Company is to be an exempted Company as defined by the Companies Act 1981.
4.The Company, with the consent of the Minister of Finance, has the power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-
NOT APPLICABLE.
5.The authorised share capital of the Company is US$745,433.674 divided into 70,000,000 ordinary shares of par value US$0.01 each and 30,000,000 preference shares of par value US$0.0015144558 each.
6.Subject to any provision of law, including a provision in the Companies Act or any other act, and any provision of this memorandum, the objects for which the Company is formed and incorporated are unrestricted.
7.The Company shall have the capacity, rights, powers and privilege of a natural person and the additional powers set in The Schedule annexed hereto:

•Signed by each subscriber in the presence of at least one witness attesting the signature thereof,
E.C. (Ned) Jackson    Janice Holdipp
Ruby L. Rawlins    Janice Holdipp
Marcia Gilbert    Janice Holdipp
Antoinette Simmons    Janice Holdipp

/ s / E. C. Jackson / s / Janice Holdipp

/ s / Ruby L. Rawling / s / Janice Holdipp

/ s / Marcia Gilbert / s / Janice Holdipp

/ s / Antoinette Simmons / s / Janice Holdipp

(Subscribers) (Witnesses)
Subscribed this 23rd day of May 2002
STAMP DUTY (To be affixed)
Not Applicable

THE SCHEDULE
(referred to in Clause 7 of the Memorandum of Association,)

(a)the power, pursuant to Section 42 of the Companies Act, to issue preference shares which are liable to be redeemed at the option of the holder;
(b)the power, pursuant to Section 42A of the Companies Act, to purchase it's own shares; and
(c)the power, pursuant to Section 42B of the Companies Act, to acquire it's own shares, to be held as treasury shares, for cash or any other consideration.